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                                                                  EXHIBIT 10.24

                              InfoCure Corporation
                         2970 Clairmont Road, Suite 950
                             Atlanta, Georgia 30329



                                 March 3, 1997


Mr. Brad Schraut,
   Shareholders' Representative
Rovak, Inc.
3549 Lake Elmo Avenue North
P.O. Box 858
Lake Elmo, MN  55042

Dear Brad:

         This letter is to confirm our understanding regarding certain matters set forth in the Stock Purchase Agreement among InfoCure Corporation ("InfoCure") and the Shareholders of Rovak, Inc. ("Agreement").

         1. The parties agree that at the Closing the Buyer will pay and the Shareholders shall receive $2,805,000.00 in cash and $185,000.00 in cash or stock as elected by the Buyer as provided in paragraph 2.2 of the Agreement. This amount is subject to adjustment as set forth in paragraph 2.5. No shares or cash will be placed in escrow at the time of the Closing. $815,000.00 in cash and/or stock is subject to the earn out set forth in paragraph 2.8. Since the Company's fiscal year ends January 31, the twelve month period for measuring the earn out will be the twelve month period ending January 31, 1998. To effect the foregoing, the amendments set forth in the following paragraphs are hereby adopted.

         2. Paragraph 2.7 of the Agreement is modified to provide that on or before the payment of the post-closing adjustment set forth in paragraph 2.8, the parties shall enter into an escrow agreement in substantially the form attached as Exhibit 2.7 establishing an escrow comprised of cash or stock of Buyer equal to 10% of the Purchase Price. A share of common stock of Buyer shall be valued for this purpose only at the per share price to the public of the common stock of Buyer in the Public Offering.

         3. Paragraph 2.8(a) shall be deleted in its entirety and the following substituted in lieu thereof. "An amount equal to $815,000.00, comprising the Purchase Price, shall be subject to being earned out based upon the net operating profits (net income before interest and taxes) of the Company (Rovak, Inc.) or its successor for the fiscal year ended January 31, 1998 as follows:




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Mr. Brad Schraut
March 3, 1997
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
Actual net operating profits:                Reduction in Purchase Price/Earn-Out:
----------------------------                 ------------------------------------
$621,000.00 or less                          Entire earn out of $815,000.00

Between $621,000.00 and $750,000.00          The product of $815,000.00 times the
                                             quotient of (i) $750,000.00 minus actual net
                                             operating profit, divided by (ii) $129,000.00

$750,000.00 or more                          No adjustments (i.e. Buyer shall pay the
                                             Shareholders the balance of the Purchase
                                             Price of $815,000.00 in stock and, at
                                             Buyer's election, in part cash as permitted
                                             pursuant to paragraph 2.2)."

             4. Paragraph 2.8(b) is amended by substituting January 31, 1998 for December 31, 1997 as appears therein.

             5. Paragraph 11.1 is amended by substituting April 15, 1997 for March 30, 1997 as appears therein.

             6. Except as specifically set forth herein the parties reaffirm the Agreement as herein amended.

             If the following sets forth our entire understanding, please execute and return the enclosed copy of this letter to the undersigned.

                             Very truly yours,

                             INFOCURE CORPORATION



                             By:/s/ Frederick L. Fine
                             ----------------------------------
                             President





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Mr. Brad Schraut
March 3, 1997
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Agreed and accepted this as of the 3rd day of March, 1997:


By:/s/ Brad Schraut
   -------------------------------------------
   Brad Schraut, Shareholder Representative